EX-99(h)(3)(B)

Tenth Amended and Restated
Schedule A
to the
Administration and Fund Accounting Agreement
by and between
Scout Funds
and
UMB Fund Services, Inc.

Name of Funds

Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout International Discovery Fund
Scout Global Equity Fund
Scout Core Bond Fund
Scout Core Plus Bond Fund
Scout Unconstrained Bond Fund
Scout Low Duration Bond Fund

The undersigned, intending to be legally bound, hereby execute this Tenth Amended and Restated Schedule A to the Administration and Fund Accounting Agreement dated April 1, 2005, and executed by and between Scout Funds and UMB Fund Services, Inc., to be effective as of the 29th of August, 2012.

UMB FUND SERVICES, INC.                                                                           SCOUT FUNDS

By: /s/ Maureen A. Quill                                                                By: /s/ Andrew J. Iseman

Title: EVP                                                                                                               Title: Andrew J. Iseman, President